Ropes & Gray LLP
One International Place
Boston MA 02110-2624

June 16, 2008

Evergreen Equity Trust
Evergreen Fixed Income Trust
200 Berkeley Street
Boston, MA 02116

Ladies and Gentlemen:

We consent to the references to our firm under the caption “Federal Income Tax Consequences” in the Prospectus/Proxy Statement filed as part of each Registration Statement on Form N-14 to be filed by you with the Securities and Exchange Commission on June 16, 2008.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP